Exhibit (d)(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT D

                                     to the

                          Investment Advisory Contract

                   between Manufacturer's and Traders Trust Company

                         and Vision Group of Funds, Inc.

                               dated June 1, 1993

                          VISION LARGE CAP GROWTH FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser at least monthly.

      Witness the due execution hereof this 1st day of June, 1999.

                                    MANUFACTURERS AND TRADERS
                                         TRUST COMPANY



                                    By: /S/ KENNETH G. THOMPSON

                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President

                                    VISION GROUP OF FUNDS, INC.



                                    By:  /S/ BETH S. BRODERICK

                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                                Exhibit (d)(vii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                    EXHIBIT E

                                     to the

                          Investment Advisory Contract

                   between Manufacturer's and Traders Trust Company

                         and Vision Group of Funds, Inc.

                               dated June 1, 1993

                            VISION MID CAP STOCK FUND

      For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

      The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

      The advisory fee so accrued shall be paid to Adviser at least monthly.

      Witness the due execution hereof this 1st day of July, 1999.

                                    MANUFACTURERS AND TRADERS
                                         TRUST COMPANY



                                    By: /S/ KENNETH G. THOMPSON

                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President

                                    VISION GROUP OF FUNDS, INC.



                                    By:  /S/ BETH S. BRODERICK

                                    Name:  Beth S. Broderick
                                    Title:  Vice President